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Exhibit 23.1      Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76128) pertaining to the 1991 Qualified Stock Option Plan and 1991 Nonqualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-82016) pertaining to the 1993 Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-08049) pertaining to the 1996 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-44410) pertaining to the 1993 Non-Employee Director Stock Option Plan and 1996 Stock Option Plan, of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Cellular Technical Services Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP

Seattle, Washington
March 28, 2003

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